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EXHIBIT 32.1
906 Certification

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of APO Health, Inc. (the "Company") for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Jan Stahl, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/  Dr. Jan Stahl
------------------
Dr. Jan Stahl

CEO and acting CFO
Date:  May 7, 2004


Dated:  May 7, 2004                        By: /s/ Dr. Jan Stahl
                                               ---------------------------------
                                               Dr. Jan Stahl
                                               Chief Executive and Financial
                                               Officer and Director

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